As filed with the Securities and Exchange Commission on March 19, 2008.
Registration No. 333-138982

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PROFESSIONAL VETERINARY PRODUCTS, LTD.
(Exact name of registrant as specified in its charter)

Nebraska	5047	37-1119387
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)
10077 South 134th Street, Omaha, NE 68138
(402) 331-4440
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
LIONEL L. REILLY, D.V.M.
President and Chief Executive Officer
Professional Veterinary Products, Ltd.
10077 South 134th Street, Omaha, NE 68138
(402) 331-4440
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
Richard E. Putnam
Amber Neubert
Baird Holm LLP
1500 Woodmen Tower, Omaha, Nebraska 68102-2068
(402) 636-8285

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
(Do Not Check if a smaller reporting company)
     The Registrant hereby amends this Registration Statement on such date or dates as maybe necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
DEREGISTRATION OF COMMON STOCK
     On November 28, 2006, Professional Veterinary Products, Ltd., a Nebraska corporation (the “Company”), filed with the Securities and Exchange Commission a Registration Statement (File No. 333-138982) on Form S-1, as amended by Pre-Effective Amendment No. 1 on January 3, 2007, Pre-Effective Amendment No. 2 on February 2, 2007, Pre-Effective Amendment No. 3 on February 27, 2007, and Pre-Effective Amendment No. 4 on February 28, 2007 (collectively, the “Registration Statement”), under the Securities Act of 1933 registering up to 500 shares of common stock of the Company. This initial Registration Statement was declared effective by the Securities and Exchange Commission on February 28, 2007 at 1:30 p.m.
     The Company’s offering is made on a continuous basis and continues for a period that terminates two years from the initial effective date of the Registration Statement or the date on which all of the securities are sold. During the period of effectiveness of the Registration Statement, the Company sold an aggregate of fifty-four (54) shares of common stock for aggregate proceeds in the amount of $162,000 with 446 shares of common stock remaining unsold. In accordance with the Undertakings of the Company set forth in Part II of the Registration Statement, the Company hereby deregisters the remaining unsold shares of its common stock as of the date hereof pursuant to this Post-Effective Amendment No. 1 to the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Nebraska on this 19th day of March, 2008.

PROFESSIONAL VETERINARY PRODUCTS, LTD.
By:	/s/ Dr. Lionel L. Reilly
Dr. Lionel L. Reilly
President and CEO

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 19th day of March, 2008.

Signature	Capacity

/s/ Dr. Lionel L. Reilly	President and Chief Executive Officer
Dr. Lionel L. Reilly	(principal executive officer)

/s/ Neal B. Soderquist	Chief Financial Officer and Vice President
Neal B. Soderquist	(principal financial officer and principal accounting officer)

/s/ Dr. G.W. Buckaloo, Jr.*	Director

Dr. G.W. Buckaloo, Jr.

/s/ Dr. Donald Fogle	Director

Dr. Donald Fogle

/s/ A. Donald Janezic, Jr.*	Director

A. Donald Janezic, Jr.

/s/ Dr. Tom Latta*	Director

Dr. Tom Latta

/s/ Dr. Eileen Sam Holly Morris*	Director

Dr. Eileen Sam Holly Morris

/s/ Dr. Scott A. Shuey*	Director

Dr. Scott A. Shuey

/s/ Dr. William Swartz*	Director

Dr. William Swartz

/s/ Dr. Thomas E. Wakefield*	Director

Dr. Thomas E. Wakefield

/s/ Dr. Vicky Wilkey	Director

Dr. Vicky Wilkey

*By: /s/ Dr. Lionel L. Reilly
As Attorney-in-fact